UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

MAGIC LANTERN GROUP, INC.

(Exact name of registrant as specified in its charter)

New York	1– 9502	13– 3016967
(State or other Identification No.)	(Commission File Number)	(IRS Employer jurisdiction of incorporation)

1075 North Service Road West, Suite 27, Oakville, Ontario L6M 2G2

(Address of principal executive offices) (Zip Code)

(905) 827-2755

Registrant's telephone number, including area code

JKC Group, Inc.

1385 Broadway
New York, New York 10018

(Former name or former address, if changed since last report)

Item 5. Other Events.

                      As of the date of this report, Magic Lantern Group, Inc.’s (the “Company”) current cash position is $110,000. The Company has received a verbal debt financing commitment (the “Funding”), which if received will satisfy the Company’s medium term liquidity needs. At this date, however, the Funding has not yet closed and there can be no guarantees that it will. The Company is also seeking equity financing and is in discussions with several parties regarding the terms of this financing. In the event these financing transactions are not concluded within the required time period, the Company’s cash resources will permit it to operate only for an additional 30 days.

SIGNATURES

                      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magic Lantern Group, Inc.

Date: July 16, 2003	By: /s/ Robert Goddard
Name: Robert Goddard Title: Chief Financial Officer